November 6, 2001


I consent to the use, of my report dated November 1, 2001, in the Form SB2, on the financial statements of Northwood Development Corporation, dated September 30, 2001, included herein and to the reference made to me.


/s/ Clyde Bailey
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Clyde Bailey